FOR IMMEDIATE REALEASE

Website: www.xtribe.com

CEO – Enrico Dal Monte

Company Name: Xtribe P.L.C.

Email: info@xtribeapp.com

Phone: (917) 568-6198

Xtribe Announces Expansion into the United States Market

Xtribe hires SW Financial as their Lead Investment Banking Firm

NEW YORK, NY/ LONDON, UNITED KINGDOM / MILAN, ITALY / ACCESSWIRE / March 31, 2019

London-based Xtribe P.L.C. (Xtribe) announced that the UK-based company will expand into the United States market. After their successful launch of operations in Italy, Xtribe currently stands within the top five base of downloaded phone based applications in Italy in this category, with over 700,000+ application downloads.

In order to accomplish a successful expansion into the United States, Xtribe hired SW Financial as their Lead Investment Banking firm for Capital Markets activities in the U.S. SW Financial will manage the pathway of Xtribe to seek fundraising and liquidity strategies.

Enrico Dal Monte, Xtribe’s CEO said “After careful analysis of market conditions and research of the United States market we at Xtribe have decided that now is the right time for us to expand our services to the U.S. and have users experience a new way for buyers and sellers to meet through the Xtribe driven community. Through our partnership with SW Financial, we are excited by the opportunity and can’t wait to implement in the U.S. our business plan and goals to replicate our successes in Italy. Xtribe currently has reserved XTB as their trading symbol on the New York Stock Exchange.”

Xtribe’s business model starts with providing a smartphone e-commerce application with two profiles - a free profile for non-commercial users and a store profile for businesses. The Free Profile allows users to quickly and locally buy and sell products and services. Xtribe makes the Store Profile available for purchase on a twelve-month contract. The Store Profile, or Xtribe Store, allows retailers and professional users the ability to market products and services to multiple free users through an unlimited number of ads. No commission fees are charged.

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About Xtribe P.L.C.

Xtribe P.L.C., is a Public Limited Company organized under the laws of England and Wales. The company provides a smartphone e-commerce application that allows users to buy, sell and rent products and services easily and efficiently to other Xtribe users. The application is a geo-marketplace incentivizing and speeding up transactions between individuals and retailers within an area. The application is available in two profiles, a free profile for noncommercial users and a store profile for business. www.xtribe.com

About SW Financial

SW Financial is an independent brokerage and investment bank that offers an array of investment products and services to private clients, small businesses, institutions and corporations.

About the New York Stock Exchange

The New York Stock Exchange is an American stock exchange located in New York, New York. It is the world’s largest and most recognizable stock exchange. The New York Stock Exchange is owned by Intercontinental Exchange that trades under symbol ICE. www.nyse.com or www.theice.com

SEC fillings

https://www.sec.gov/cgi-bin/browse-edgar?company=xtribe&owner=exclude&action=getcompany

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Safe Harbor Statement:

The information in this press release may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. Except for historical information contained herein, all such statements included in this press release are forward looking statements and are made by XTRIBE P.L.C. in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. All forward-looking statements are based upon information currently available. Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that such expectations will prove to have been correct. Actual results may differ materially from those indicated by these statements. Numerous factors could cause or contribute to such differences. The following risk factors, among others, could cause actual results to differ materially from those described in any forward-looking statements. These risks and uncertainties include, but are not limited to, economic conditions, consumer spending, changes in the law or regulations, demand for products and services of the company, the competitive environment within the industry, the economic conditions in the industry and the financial strength of the Company’s customers and suppliers. The Company does not undertake any obligation to update such forward-looking statements. Investors are also directed to consider all other risks and uncertainties.